EXHIBIT 10.3

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of February 15, 2007 (the “Effective Date”), is made by and between Inspire Pharmaceuticals, Inc., a Delaware corporation having its principal office at 4222 Emperor Blvd., Suite 200, Durham, NC 27703 (“Inspire”), and InSite Vision Incorporated, a Delaware corporation having its principal office at 965 Atlantic Ave., Alameda, CA 94501 (“InSite”). Inspire and InSite are each sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, InSite and Inspire are entering into a license agreement (the “License Agreement”) contemporaneously with this Agreement, under which InSite is granting to Inspire the exclusive rights in the Territory to certain patents, know-how and regulatory filings for the commercialization of Subject Products;

WHEREAS, InSite owns and has the right to grant a license to the InSite Trademarks and the Domain Names described on Schedule 1 attached hereto; and

WHEREAS, Inspire desires to obtain from InSite, and InSite desires to grant to Inspire, rights and licenses to use the InSite Trademarks and the Domain Names in connection with the marketing, commercialization and sale of Subject Products in the Territory under the License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the rights and benefits that they will each receive in connection with the License Agreement, and the mutual representations, covenants and agreements contained herein, Inspire and InSite, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Incorporated Definitions. Capitalized terms that are used in this Agreement but are not otherwise defined in this Agreement will have the respective meaning ascribed to such terms in the License Agreement.

1.2 Additional Definitions. When used in this Agreement, whether in the singular or plural, each of the following capitalized terms shall have the meanings set forth in this Section 1.2.

(a) “AzaSite Trademark” means the trademark AzaSite™.

(b) “Domain Names” means the internet domain names set forth in Schedule 1, such domain names being owned and registered by InSite.

(c) “Independent Sublicensee” has the meaning set forth in Section 4.4.

(d) “InSite Trademarks” means the trademarks set forth in Schedule 1, such marks being owned and registered by InSite. From and after the effective date of the assignment of the AzaSite Trademark by InSite to Inspire pursuant to Section 2.3(b) of the License Agreement, the term “InSite Trademarks” shall not include the AzaSite Trademark for any purpose under this Agreement.

(e) “Term” has the meaning set forth in Section 4.1.

ARTICLE 2

LICENSES AND EXCLUSIVITY

2.1 Licenses.

(a) Subject to the terms and conditions of this Agreement, InSite hereby grants to Inspire a royalty-free, exclusive (even as to InSite and its Affiliates) right and license, with the right to grant sublicenses, to use the AzaSite Trademark and the Domain Names in connection with the marketing, commercialization and sale of Subject Products in the Field in the Territory under the License Agreement. In connection with such license, InSite agrees immediately to cease any and all use of the Domain Names and to execute and deliver such further and other documents and to perform such actions as may be necessary to enable Inspire to access and use the Domain Names under such license.

(b) Subject to the terms and conditions of this Agreement, InSite hereby grants to Inspire a royalty-free, non-exclusive right and license, with the right to grant sublicenses, to use the InSite Trademarks (other than the AzaSite Trademark) in connection with the marketing, commercialization and sale of Subject Products in the Field in the Territory under the License Agreement. Notwithstanding the non-exclusive nature of the foregoing grant, InSite hereby expressly covenants that it shall not, and shall cause its Affiliates and licensees not to, directly or indirectly: (x) use the InSite Trademarks in connection with the marketing, commercialization or sale of Subject Products in the Field in the Territory; or (y) grant to any Third Party any right or license under the InSite Trademarks to conduct any of the activities set forth in the foregoing clause (x).

2.2 Sublicenses. Inspire may sublicense the rights granted under Section 2.1 only to sublicensees who will use the InSite Trademarks and the Domain Names in connection with the marketing, commercialization and sale of Subject Products in the Field in the Territory under the License Agreement. All sublicenses granted hereunder must be in writing and must contain provisions that are not inconsistent with the terms and conditions of this Agreement. All sublicenses shall include quality control standards at least as protective as those referenced under Section 3.1.

2.3 Use of Affiliates and Third Party Contractors. The licenses granted under Section 2.1 include the right of Inspire to engage its Affiliates and Third Party contractors in exercising such rights and in carrying out its activities and obligations under this Agreement, provided that (i) all such agreements with Third Party contractors must be in writing and must contain provisions that are not inconsistent with the terms and conditions of this Agreement and (ii) Inspire remains responsible for the compliance with this Agreement by such Affiliates or Third Party contractors.

2.4 No Implied Grants. Except as expressly licensed hereunder, neither Party grants any rights to the other Party under this Agreement, by implication or estoppel, under any of its intellectual property rights.

2.5 Registration of License. Notwithstanding anything to the contrary in Section 5.1, Inspire, at its expense, may register the licenses granted under this Agreement in any country of the Territory. Upon request by Inspire, InSite agrees promptly to execute any “short form” licenses consistent with the terms and conditions of this Agreement submitted to it by Inspire reasonably necessary to effect the foregoing registration in such country.

2.6 Notice. In connection with the use of the InSite Trademarks, Licensee will mark the first prominent use of the InSite Trademark with the appropriate trademark symbol (“TM” or “®”, as set forth in Schedule 1 or as otherwise reasonably instructed by InSite in writing) and will include the following legend in connection with such use: “[InSite Trademark] is the trademark of InSite Vision Incorporated and is being used by permission.”

ARTICLE 3

QUALITY CONTROL AND RELATED MATTERS

3.1 Quality Control and Standards. Inspire shall adhere to such reasonable quality control standards that InSite may from time to time promulgate and communicate to Inspire in writing with respect to the InSite Trademarks, and shall comply materially with all federal, state and local laws and regulations governing the use of the InSite Trademarks in connection with the provision of Inspire Licensed Products. In order to confirm that Inspire’s use of the InSite Trademarks complies with this Section 3.1, InSite shall have the right upon written notice to require that Inspire submit to InSite a reasonable number of representative samples of any Inspire Licensed Products or related materials bearing the InSite Trademarks.

3.2 Protection of the InSite Trademarks. Inspire hereby acknowledges InSite’s rights in the InSite Trademarks and shall not at any time do or authorize to be done any action that would prejudice the validity or registration of the InSite Trademarks or the good will associated therewith, including filing for, using or authorizing the use of any trademark (i) likely to cause consumer confusion with respect to the InSite Trademarks or (ii) containing “SITE” as a part. It is understood that neither Inspire nor any of its Affiliates shall acquire or claim any independent right, title or interest in or to the InSite Trademarks by virtue of Inspire’s use of the InSite Trademarks as provided in this Agreement, it being the intention of the Parties that all use of the InSite Trademarks by Inspire, and all goodwill associated therewith, shall at all times inure to the exclusive benefit of InSite.

ARTICLE 4

TERM AND TERMINATION

4.1 Term. Except as set forth in Section 5.13, unless earlier terminated by mutual agreement of the Parties in writing or pursuant to the provisions of this Article 4, this Agreement will become effective as of the Effective Date and continue in full force and effect until the expiration or termination of the License Agreement in its entirety (the “Term”).

4.2 Bankruptcy or Insolvency. Either Party may, subject to the provisions set forth herein, terminate this Agreement by giving the other Party written termination notice if, at any time, the other Party shall: (a) file in any court pursuant to any statute a petition for bankruptcy or insolvency, or for reorganization in bankruptcy, or for an arrangement or for the appointment of a receiver, trustee or administrator of such Party or of its assets; (b) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (c) propose or be a party to any dissolution; or (d) make an assignment for the benefit of its creditors.

4.3 Termination of License Agreement. If either Party terminates the License Agreement in its entirety pursuant to Section 10.2 or 10.3 thereof, then either such terminating Party or the other Party may terminate this Agreement in its entirety concurrently with such termination by providing written notice thereof to the other Party. If either Party terminates the License Agreement with respect to a particular country pursuant to Section 10.2 or 10.3 thereof, then either such terminating Party or the other Party may terminate this Agreement, solely with respect to such country, concurrently with such termination by providing written notice thereof to the other Party.

4.4 Continuing Rights of Sublicensees. Upon any termination of any license rights granted to Inspire under this Agreement, each sublicense previously granted by Inspire or any of its Affiliates under such license rights to any Person that is not an Affiliate of Inspire (each, an “Independent Sublicensee”) shall remain in effect and shall become a direct license or sublicense, as the case may be, of such rights by InSite to such Independent Sublicensee, subject to (i) the Independent Sublicensee agreeing in writing to assume Inspire’s terms, conditions and obligations to InSite under this Agreement as they pertain to the sublicensed rights, and (ii) Inspire remaining liable for any liability to the Independent Sublicensee incurred by Inspire prior to such termination.

4.5 Effect of Expiration or Termination.

(a) Expiration or termination of this Agreement in its entirety pursuant to this Article 4 shall not (i) relieve a Party hereto of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party hereto accruing to such Party prior to such termination. Upon termination of this Agreement in its entirety, all licenses granted to Inspire by InSite under this Agreement will terminate, and all rights therein will revert to InSite. Inspire promptly shall cease, and cause its Affiliates and sublicensees (subject to Section 4.4) promptly to cease, any use of any InSite Trademarks and Domain Names in the Territory.

(b) Termination of this Agreement with respect to a particular country pursuant to this Article 4 shall not (i) relieve a Party hereto of any obligation accruing to such Party prior to such termination, (ii) result in the waiver of any right or remedy by a Party hereto accruing to such Party prior to such termination, or (iii) result in the termination or modification of any rights or obligations of a Party under the Agreement not involved in such termination. Upon termination of this Agreement with respect to a particular country, the licenses granted to Inspire by InSite under this Agreement solely with respect to such country will terminate, and all such rights will revert to InSite. Inspire promptly shall cease, and cause its Affiliates and sublicensees (subject to Section 4.4) promptly to cease, any use of any InSite Trademarks in such country.

(c) Notwithstanding anything to the contrary in this Agreement, the licenses granted to Inspire by InSite under this Agreement shall continue during any period in which

Inspire continues to have the right to sell Inspire Licensed Products under Sections 10.6(c) or 10.7(c) of the License Agreement solely in connection with Inspire’s exercise of its rights as set forth in the License Agreement during such period.

ARTICLE 5

MISCELLANEOUS

5.1 Confidentiality. All secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by a Party to the other Party in connection with the activities contemplated by this Agreement is and will be deemed under the License Agreement to be Confidential Information of the Party providing such information or data, subject to the limitations set forth in Section 1.15 thereof, and will be held in accordance with and subject to the terms of Article 8 thereof. The terms of this Agreement shall also be deemed Confidential Information of each Party under the License Agreement, except to the extent disclosed pursuant to Section 8.4 thereof.

5.2 Assignment. This Agreement may not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that such consent shall not be required for assignment or transfer of this Agreement in connection with an assignment or transfer of the License Agreement as permitted under Section 12.2 thereof. Notwithstanding the foregoing, any such assignment or transfer to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment not in accordance with this Agreement shall be void.

5.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.4 Notices. All notices under this Agreement by one Party to the other Party shall be given in accordance with Section 12.4 of the License Agreement.

5.5 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each Party.

5.6 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

5.7 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts and such counterparts taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

5.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

5.9 Governing Law; Dispute Resolution. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof. Prior to bringing any legal action against the other Party, the Parties shall comply with the dispute resolution procedures required under Section 12.9 of the License Agreement with respect to such dispute.

5.10 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall use reasonable efforts to substitute, by mutual written consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

5.11 Entire Agreement of the Parties. This Agreement hereby, together with the License Agreement and the Schedules and Exhibits hereto and thereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof.

5.12 Independent Parties. The relationship between the Parties created by this Agreement is one of independent contractors and is not a joint venture, partnership or any similar arrangement. Neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

5.13 Accrued Rights; Surviving Obligations. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit to any Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination or expiration of the Agreement, including, without limitation, those obligations set forth in Sections 4.4 and 4.5 and Article 1 (to the extent required to enforce other surviving rights and/or obligations) and Article 5 hereof.

5.14 Injunctive Relief. Inspire acknowledges and agrees that InSite would be irreparably damaged if any of the provisions of this Agreement are not performed by Inspire in accordance with their specific terms, and that any breach of, threatened breach of, or failure to perform or comply with, this Agreement by Inspire could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which InSite may be entitled at law or in equity, InSite shall be entitled to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

5.15 Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that shall have incurred the same and the other Party shall have no liability relating thereto.

5.16 No Third Party Beneficiaries. No person or entity other than the Parties hereto and their respective Affiliates, successors and permitted assigns shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

5.17 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement as of the Effective Date.

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran
Name:	S. Kumar Chandrasekaran
Title:	CEO

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Christy L. Shaffer
Name:	Christy L. Shaffer
Title:	President & CEO

SIGNATURE PAGE TO TRADEMARK LICENSE AGREEMENT

Schedule 1

InSite Trademarks

Trademarks

U.S.:

DuraSite

DuraSite® US Trademark Number: 1769077

AzaSite

AzaSite™ US Trademark Application Number: 78/426,374

Canada:

DuraSite

DuraSite® Canadian Registration Number 432299

AzaSite

AzaSite™ Canadian Trademark Application Number 1325128

Domain Name

www.AzaSite.com